Exhibit 10.14

TERMINATION AGREEMENT

THIS TERMINATION AGREEMENT is made and entered into this 31st day of October, 2013, by and between Social Reality, Inc., a Delaware corporation with its principal place of business at 456 Seaton Street, Los Angeles, CA  90013 (the “Borrower”), TCA Global Credit Master Fund, LP, a Cayman Islands partnership with its principal place of business at 1404 Rodman Street, Hollywood, FL  33020 (the “Lender”) and Pearlman Schneider LLP (the “Escrow Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower and Lender are parties to that certain Credit Agreement dated as of December 31, 2012 made effective as of February 22, 2013 (the “Original Agreement”), as amended pursuant to the First Amendment to Credit Agreement effective June 11, 2013 (the “Amended Agreement”) (collectively, the “Credit Agreement”) pursuant to which the Lender extended a revolving credit facility to the Borrower.

WHEREAS, the amounts borrowed by the Borrower pursuant to the Credit Agreement are evidenced by a convertible Replacement Revolving Note in the principal amount of $550,000 (the “Amended Revolving Note”) dated June 11, 2013 from Borrower to Lender.

WHEREAS, as security for the repayment of the Amended Revolving Note, the Borrower granted the Lender a security interest in its assets which is evidenced by a Security Agreement dated as of December 31, 2012 and made effective February 22, 2013 (the “Security Agreement”).

WHEREAS, the Borrower has paid all amounts due under the Amended Revolving Note, including the Overpayment Amount (as hereinafter defined) and desires to terminate the Credit Agreement, the Security Agreement and all related transactions, agreements, and obligations between the parties.

WHEREAS, the Lender is the beneficiary of certain make-whole rights (the “Make-Whole Rights”) related to an aggregate of 174,010 shares of the Borrower’s Class A common stock (the “Shares”) pursuant to Section 2.2 (h) of the Original Agreement and Section 10 of the Amended Agreement.

WHEREAS, the Borrower desires to redeem the Shares as hereinafter set forth in full and complete satisfaction of the Make Whole Rights and the Lender has agreed to redemption of the Shares by Borrower upon the terms and conditions of this Agreement.

WHEREAS, the Borrower and the Lender have asked the Escrow Agent to facilitate the redemption of the Shares, and the Escrow Agent has consented to act in such role pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, it is hereby agreed as follows:

1.

Recitals; Defined Terms.  The foregoing recitals are true and correct and are herein incorporated herein by reference.  Capitalized terms not otherwise defined herein shall have the same meaning as in the Credit Agreement.

2.

Redemption of the Shares.

a.

Subject to the terms and conditions hereinafter set forth, at the Closing (as hereinafter defined), the Borrower shall redeem the Shares from the Lender for total consideration of One Hundred and Seventy-five Thousand dollars ($175,000.00) (the “Purchase Price”).  The Purchase Price shall be paid at Closing (as hereinafter defined) through (i) the Lender retaining the Overpayment Amount (as hereinafter defined in Section 5), and (ii) the payment by the Borrower to Lender of an additional $160,321.08 (the “Purchase Funds”).

b.

Simultaneous with the execution of this Agreement, the Borrower shall tender the Purchase Funds in immediately available funds to the Escrow Agent for deposit in the Escrow Account pursuant to the provisions of Section 3 hereof.

c.

Escrow Agent acknowledges having previously received from Lender for deposit in the Escrow Account, the stock certificates representing the Shares (the “Certificates”).

d.

The Closing (as hereinafter defined) of the transactions contemplated by this Agreement shall take place following the satisfaction of all conditions set forth in Section 3 hereof.  At Closing and upon Lender’s receipt of cleared funds equaling the Purchase Price, plus payment to Lender’s counsel of the fees required to be paid in accordance with Section 17 below, all Make-Whole Rights shall have been satisfied in full and be of no further force or effect.

3.

Escrow and Escrow Agent.  The Borrower and the Lender hereby appoint the Escrow Agent as escrow agent upon the terms and conditions set forth herein, and the Escrow Agent hereby accepts such appointment.

a.

The Purchase Funds and Certificates are sometimes hereinafter referred to as the “Escrow Property”.  The Purchase Funds shall not bear interest and no investment of the Escrow Property shall be made while held by the Escrow Agent.

b.

At such time as the Escrow Agent shall have received (i) a duly executed Agreement from the Lender, (ii) the Certificates (which Escrow Agent hereby acknowledges having previously received), (iii) a duly executed Agreement from the Borrower, and (iv) Purchase Funds from the Borrower, the Escrow Agent shall promptly disburse the Purchase Funds to the Lender and the Certificates to the Borrower and the Lender shall be entitled to the Overpayment Amount through a transfer of such amount from the Lock Box Account to the Lender (the “Closing”).  If the Closing shall not have occurred within seven (7) business days from the date of the execution of this Agreement by all parties and the delivery of the Escrow Property to the Escrow Agent, the Escrow Agent shall release the Escrow Property to the party which deposited same into the Escrow Account, all rights to the Overpayment Amount shall remain with the Borrower and all rights held by the Lender related to the Shares shall be retained by it.  Upon disbursement of the Escrow Property as set forth in this Section 3, the obligations of the Escrow Agent under this Agreement shall terminate.

c.

At any time, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in any court it deems appropriate, to determine ownership or disposition of the Escrow Property or it may deposit the Escrow Property with the clerk of any appropriate court or it may retain the Escrow Property pending receipt of a final, non-appealable order of a court having jurisdiction over all of the parties hereto directing to whom and under what circumstances the Escrow Property are to be disbursed and delivered.  During the pendency of any such action, the Escrow Agent may suspend the performance of any of its obligations under this Agreement until such dispute or uncertainty shall be resolved to the sole satisfaction of Escrow Agent or until a successor Escrow Agent shall have been appointed (as the case may be).  The Escrow Agent shall have no liability to the Borrower, the Lender or any other person with respect to any such suspension of performance or disbursement into court, specifically including any liability or claimed liability that may arise, or be alleged to have arisen, out of or as a result of any delay in the disbursement of funds held in the Escrow Account or any delay in or with respect to any other action required or requested of Escrow Agent, except for actions or omissions of Escrow Agent that constitute gross negligence or willful misconduct.

d.

The acceptance by the Escrow Agent of its duties as such under this Agreement is subject to the following terms and conditions, which all parties to this Agreement hereby agree shall govern and control with respect to the rights, duties, liabilities and immunities of the Escrow Agent:

i.

The Escrow Agent shall not be liable for any error in judgment or mistake of law or fact, or for any action taken or omitted to be taken by it, or any action suffered by it to be taken or omitted by it, in good faith and in the exercise of its own best judgment.  The Escrow Agent shall not be liable for any delay in delivering Escrow Property as required hereby, absent its own gross negligence or willful misconduct.

ii.

The Escrow Agent may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent other than itself), statement, instrument, report or other paper or document (not only as to its due execution and validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons.

iii.

The Escrow Agent shall be indemnified and held harmless by the Lender and the Borrower, upon demand by the Escrow Agent, from and against any claims, demands, losses, damages, liabilities, costs and expenses, including counsel fees and disbursements, (collectively, “Damages”) suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim, or in connection with any claim or demand, which in any way directly or indirectly arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, the monies or other property held by it hereunder or any such Damages.  The obligations of the Lender and the Borrower under this Section 3 shall survive any termination of this Agreement and the resignation or removal of the Escrow Agent.

iv.

The Escrow Agent may resign at any time and be discharged from its duties as Escrow Agent hereunder by its giving the other parties hereto prior written notice of at least seven (7) business days.  As soon as practicable after its resignation, the Escrow Agent shall turn over to a successor escrow agent appointed by the other parties hereto, jointly, all of the Escrow Property held hereunder upon presentation of the document appointing the new escrow agent and its acceptance thereof.  If no new escrow agent is so appointed within the seven (7) day period following the giving of such notice of resignation, the Escrow Agent may deposit the Escrow Property with any court it deems appropriate.

4.

Termination of Credit Agreement.  Upon Lender’s receipt of good and cleared funds representing the Purchase Price, plus payment to Lender’s counsel of the fees required to be paid in accordance with Section 17 below, the revolving credit facility granted to the Borrower by the Lender pursuant to the terms of the Credit Agreement, the Credit Agreement, including the Make Whole Rights, and the Amended Revolving Note and all other Loan Documents are hereby terminated in their entirety and neither party shall have any obligation to the other party thereunder, except for obligations or indemnities that specifically survive termination of the Credit Agreement and other Loan Documents.  Within seven (7) business days from the date Lender receives good and cleared funds representing the Purchase Price, plus payment to Lender’s counsel of the fees required to be paid in accordance with

Section 17 below, the Lender shall execute and file UCC-3 Termination Statements in all jurisdictions in which UCC-1 Financing Statements were filed in respect to the Credit Agreement, the Amended Revolving Note and/or the Security Agreement.

5.

Overpayment Amount.  The Lender has advised the Borrower that there is $14,678.92 in cleared funds in the Lock-Box Account which represents an overpayment of all amounts due under the Amended Revolving Note and the Revolving Loans (the “Overpayment Amount”).

6.

Termination of Lock Box Account.  Other than the Overpayment Amount, the disbursement of which shall be governed by Section 3(b) of this Agreement, any payments by the Borrower’s Customers which shall be deposited in the Lock Box Account after Lender’s receipt of good and cleared funds representing the Purchase Price, plus payment to Lender’s counsel of the fees required to be paid in accordance with Section 17 below, shall be the sole property of the Borrower and Lender shall cause such amounts to be promptly transferred to the Borrower without deduction.

7.

Intentionally Left Blank.

8.

General Release.

a.

Effective upon Lender’s receipt of good and cleared funds representing the Purchase Price, plus payment to Lender’s counsel of the fees required to be paid in accordance with Section 17 below, the Lender, its officers, directors, employees, agents, partners and affiliates (collectively, the “First Party”) do hereby release the Borrower, its officers, directors, employees, agents and affiliates (collectively, the “Second Party”) of and from any and all manner of action and actions, cause and causes of actions, rights, liens, agreements, contracts, covenants, obligations, suits, claims, debts, dues, sums of monies, costs, expenses, attorneys’ fees, judgments, orders and liabilities, accounts, covenants, controversies, promises and damages of whatever kind and nature in law or equity or otherwise whether now known or unknown, including specifically any and all claims arising out of the Credit Agreement and other Loan Documents, which the First Party ever had, now has or may have had against the Second Party, now or by reason of any matter, cause or thing whatsoever, from the beginning of the world to the date of this Agreement, expressly including, but not limited to, all indebtedness of any kind.

b.

The Second Party does hereby release and forever discharge the First Party from any and all manner of action and actions, cause and causes of actions, rights, liens, agreements, contracts, covenants, obligations, suits, claims, debts, dues, sums of monies, costs, expenses, attorneys’ fees, judgments, orders and liabilities, accounts, covenants, controversies, promises, damages, of whatever kind and nature in law or equity or otherwise whether now known or unknown, including specifically, any and all claims arising out of the Credit Agreement and other Loan Documents, which the Second Party ever had, now has or may have had against the First Party, now or by reason of any matter, cause or thing whatsoever, from the beginning of the world to the date of this Agreement.

c.

In further consideration of the aforesaid, the parties hereto do hereby agree that they will forever refrain from and desist from, directly or indirectly, instituting or asserting any claim against the other party for any of the matters covered by the releases set forth in Sections 8(a) and 8(b) above which in any way arise from or pertain to the aforesaid facts and circumstances.  In executing this Agreement, the parties hereto state and represent that they understand the terms are contractual and not merely a recital.  The parties hereto further acknowledge, understand and agree that this Agreement shall bind them and their heirs, next of kin, executors, administrators, successors or assigns, and shall inure to the benefit of the parties released herein and their agents, servants, employees, representatives, subsidiaries, insurers, sureties, successors or assigns.

9.

Representation and Warranties.

a.

The Borrower represents and warrants to the Lender that the Borrower has full power and authority to execute this Agreement and consummate the transactions contemplated hereby, and this Agreement is binding on the Borrower and enforceable in accordance with its terms.  The execution and delivery of this Agreement and consummation of the transactions contemplated hereby do not violate or conflict with or constitute a default under any contract, agreement or commitment of any to which the Borrower is a party or by which the Borrower is bound, or to the Borrower’s knowledge, any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Borrower or any of its property.

b.

The Lender represents and warrants to the Borrower that the Lender has full power and authority to execute this Agreement and consummate the transactions contemplated hereby, and this Agreement is binding on the Lender and enforceable in accordance with its terms.  The execution and delivery of this Agreement and consummation of the transactions contemplated hereby do not violate or conflict with or constitute a default under any contract, agreement or commitment of any to which the Lender is a party or by which the Lender is bound, or to the Lender’s knowledge, any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Lender or any of its property.

10.

Amendment or Assignment.  No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is evidenced by a written instrument, executed by the party against which such modification, waiver, amendment, discharge, or change is sought.

11.

Notices.  All notices, demands or other communications given hereunder shall be in writing and shall be deemed to have been duly given in accordance with the Credit Agreement.

12.

Entire Agreement.  This Agreement contains all of the understandings and agreements of the parties with respect to the subject matter discussed herein.  Upon Lender’s receipt of good and cleared funds representing the Purchase Price, plus payment to Lender’s counsel of the fees required to be paid in accordance with Section 17 below, all prior agreements, whether written or oral, are merged herein and shall be of no force or effect.

13.

Severability.  The invalidity, illegality or unenforceability of any provision or provisions of this Agreement will not affect any other provision of this Agreement, which will remain in full force and effect, nor will the invalidity, illegality or unenforceability of a portion of any provision of this Agreement affect the balance of such provision.  In the event that any one or more of the provisions contained in this Agreement or any portion thereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.

14.

Construction and Enforcement.  This Agreement shall be construed in accordance with the laws governing the Credit Agreement, without and application of the principles of conflicts of laws, and venue with respect to any dispute hereunder shall be as set forth in the Credit Agreement.  If it becomes necessary for any party to institute legal action to enforce the terms and conditions of this Agreement, and such legal action results in a final judgment in favor of such party ("Prevailing Party"), then the party or parties against whom said final judgment is obtained shall reimburse the Prevailing Party for all direct, indirect or incidental expenses incurred, including, but not limited to, all attorney's fees, court costs and other expenses incurred throughout all negotiations, trials or appeals undertaken in order to enforce the Prevailing Party's rights hereunder.

15.

Binding Nature, No Third Party Beneficiary. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties, and their respective successors and assigns, and is made solely and specifically for their benefit.  No other person shall have any rights, interest or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third-party beneficiary or otherwise.

16.

Counterparts.  This Agreement may be executed in any number of counterparts, including facsimile signatures which shall be deemed as original signatures.  All executed counterparts shall constitute one Agreement, notwithstanding that all signatories are not signatories to the original or the same counterpart.

17.

Payment of Lender’s Counsel’s Fees.  At the Closing, Borrower shall be obligated to pay Lender’s counsel for its fees in connection with this Agreement in an amount equal to $750.00.

18.

Stock Purchase Agreement.  Borrower represents that the form of agreement undated for October 2013 by and between TCA Global Master Credit Fund, LP., G. Tyler Runnels and Jasmine N. Runnels TTEE The Runnels Family Trust DTD January 11, 2000 and Pearlman Schneider L.L.P. was not exceuted nor consummated by or on behalf of the Runnels Family Trust and void ab initio.  The Escrow Agent also represents that it never executed the form of agreement.

IN WITNESS WHEREOF, this Agreement has been executed by each of the parties hereto on the date first above written.

Social Reality, Inc.

By: /s/ Christopher Miglino

      Christopher Miglino, Chief Executive Officer

TCA Global Credit Master Fund, L.P.

By:

TCA Global Credit Fund GP, Ltd.

Its:

General Partner

By: /s/ Robert Press

      Robert Press, Director

Pearlman Schneider LLP

By: /s/ James M. Schneider

      James M. Schneider